CONSULTING AGREEMENT

          This Consulting Agreement is made and entered into as of the 1st day of April, 1998, by and between Aronex Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Roman Perez-Soler, M.D. (hereinafter referred to as the "Consultant").

          WHEREAS, the Consultant desires to provide special expertise and knowledge to the Company in the area of oncology and clinical research and to consult with the Company on such specific research projects in the area as may be agreed on from time to time in writing between the Company and the Consultant, which written agreement(s) shall be incorporated herein by reference and made a part hereof (hereinafter, the "Consulting Subjects"); and

          WHEREAS, the Company desires to retain the Consultant as an independent contractor on the terms and conditions hereinafter set forth to provide consulting and advisory services to the Company based on the Consultant's special knowledge and expertise in the Consulting Subjects;

          NOW, THEREFORE, for and in consideration of the mutual covenants and promises and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

          1. Expertise of Consultant.

          1.1 The Consultant represents that he has special expertise and knowledge concerning the Consulting Subjects and that he is willing to and wishes to provide his consultation and advisory services to the Company in connection with such area or areas.

          1.2 The Consultant hereby represents and warrants to the Company that the Consultant is not a party to any agreement with any other entity and is not bound by any obligations to any other entity which will prevent or encumber the Consultant from performing such services for the Company, except for those agreements, if any, identified on Exhibit A hereto and approved by the Company.

          2. Independent Contractor.

          2.1 The Consultant hereby agrees to perform for the Company or any affiliate, parent or subsidiary of the Company and to provide to the Company or any affiliate, parent or subsidiary of the Company his personal consultation and advisory services in the Consulting Subjects in accordance with the terms of this Agreement. To the extent services pursuant to this Agreement are performed for or at the request of an affiliate, parent, or subsidiary, the term "Company" as used herein shall include such entity.

          2.2 Throughout the entire term of this Agreement, the Consultant shall be an independent contractor with the full power and authority to select the means, method and manner of performing his services hereunder; provided, however, that the Consultant will perform consulting and advisory or other services in the areas designated by the Company. The Consultant will in no way be considered to be an agent, employee or servant of the Company. The Consultant shall have no authority to bind the Company in any capacity for any purpose.

          2.3 It is not the purpose or intention of this Agreement or the parties to create, and the same shall not be construed as creating, any partnership, joint venture, agency, or employment relationship. However, as specified below, due to the nature of this independent contractor relationship, it is the intent of the parties that, during the term of this Agreement, the Consultant shall owe to the Company fiduciary duties of the utmost loyalty and fidelity.

          3. General Duties and Compensation.

          3.1 During the term of this Agreement, the Consultant shall, at such times and locations as are reasonably requested by the Company and at either the Company's offices, The University of Texas System Cancer Center and M.D. Anderson Hospital and Tumor Institute or such other location or laboratory facilities agreed on between the Consultant and the Company, provide personal consultation and advisory services as may from time to time be agreed on between the Company and the Consultant, perform and supervise the performance by others of research with respect to (a) Consulting Subjects, and (b) any other areas of interest on which the Consultant and the Company shall mutually agree. The Consultant shall be so available during the term of this Agreement for such periods as may be agreed on from time to time between the Company and the Consultant, as and when specific research projects are agreed on.

          3.2 For the performance of his obligations under this Agreement, the Company shall pay the Consultant a fee at the rate of $48,000.00 per year, one-half of which shall be payable in cash and one-half of which shall be payable in the form of a grant of the Company's common stock, par value $.001 per share (the "Common Stock"). The cash portion of such fee shall be payable monthly on the 15th day of each month during the term of this Agreement. The Common Stock portion of such fee for each year during the term of this Agreement shall be payable on April 15th of such year, and shall vest with respect to 1/12 of the shares of Common Stock so granted on the 15th day of each month of such year, subject to forfeiture of the then unvested portion of such shares on the expiration of the term or other termination of this Agreement prior to the end of such year. The number of shares of Common Stock to be granted shall be determined by reference to the fair market value of the Common Stock as of April 1st of the year in which such grant is made, which shall be (i) $3.50 per share of Common Stock for the grant to be made with respect to the 1998 calendar year and (ii) the Average Closing Price (as defined below) for any subsequent calendar year during the term of this Agreement. For purposes of this Agreement, the "Average Closing Price" as of April 1st of any year shall mean the average closing price of the Company's Common Stock reported on the Nasdaq Stock Market or any national securities exchange on which the Common Stock is then listed during the period of 10 consecutive trading days ending one day before such date. In addition, the Company shall reimburse the Consultant for reasonable and necessary expenses which are incurred in connection with his providing of consulting services and with respect to which the Consultant promptly provides to the Company a detailed expense account, provided that any item of expense over $1,500 has been approved by the Company in advance and in writing.

          3.3 The Consultant shall himself pay, and the Company shall have no liability for, all social security, federal income taxes, unemployment insurance, workmen's compensation insurance, pensions, annuities or other liabilities or taxes incurred by or on behalf of or for the benefit of the Consultant or any of his agents, employees or servants who are not employed by the Company arising out of the performance by the Consultant of his obligations under this Agreement.

          4. Duty of Faithfulness owed by Consultant to Company During Term of Agreement.

          4.1 During the term of this Agreement or any extension thereof, the Consultant shall faithfully perform and provide the services contemplated by this Agreement for the Company, and the Consultant shall not perform the same or similar services for any other entity.

          4.2 In addition to the other obligations agreed to by the Consultant in this Agreement, the Consultant agrees that following the termination of this Agreement, he shall not at any time directly or indirectly (a) induce, entice, solicit any employee or consultant of the Company to leave his employment, or
(b) contact, communicate or solicit any customer of the Company derived from any customer list, customer lead, mail, printed matter or information secured from the Company or its present or past employees, or (c) in any other manner use any customer lists or customer leads, mail, telephone numbers, printed materials or material of the Company relating thereto.

          5. Disclosure and Ownership of Information.

          5.1 For the purposes of this Agreement, "Proprietary Information" shall mean all information, ideas, concepts, improvements, discoveries and inventions (including those relating to research, development, financial and sales data, pricing or trading terms, evaluations, opinions, interpretations, the identity of customers or of their requirements or of key contacts within the customer's organizations, and marketing and merchandising techniques (i) possessed, acquired or developed by the Company at any time, irrespective of their subject or nature, or (ii) conceived, made, developed or acquired by the Consultant or disclosed or made known to the Consultant, individually or jointly with others, in connection with or as a result of the Consultant's performance under this Agreement that relate to the business, products or services of the Company and/or to the Consulting Subjects. The term "Proprietary Information" shall include, without limitation, all test data, documents, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, designs, computer programs, maps and all other writings or materials of any type embodying any of such Proprietary Information.

          5.2 All Proprietary Information is and shall be the sole and exclusive property of the Company.

          5.3 (a) During the term of this Agreement, the Consultant shall promptly disclose in writing to the Company all Proprietary Information conceived, developed, made or acquired by the Consultant, either individually or jointly with others, whether patentable or not, and whether or not reduced to practice, irrespective of whether the Consultant utilized the Company's time, data, facilities or material and irrespective of whether such Proprietary Information is conceived, developed, discovered or acquired by the Consultant on the job, at home, or elsewhere.

          (b) The Consultant hereby specifically agrees to sell, assign and transfer to the Company or its nominee, and by the execution of this Agreement does hereby sell, assign and transfer to the Company or its nominee, all of his worldwide right, title and interest in and to all of the Proprietary Information described in Section 5.3(a), and any United States or foreign applications for patents, copyrights, certificates of invention and other industrial rights that may be filed thereon, including divisions, continuations, continuations in part, reissues or extension thereon. Both during the term of this Agreement and thereafter, the Consultant agrees to at any time assist the Company and/or its nominee in the protection of such Proprietary Information assigned herein to the Company or its nominee, both in the United States and foreign countries, including, but not limited to, the execution of all lawful oaths and all assignment documents requested by the Company or its nominee in the preparation, prosecution, issuance and enforcement of any applications for United States or foreign patents, including divisions, continuations, continuations in part, or reissued and/or extensions thereof, of any industrial property rights and certificates of invention; and/or any United States or foreign rights protecting proprietary or confidential information. If such assistance takes place after the term of this Agreement has expired, the Consultant shall be paid by the Company at a reasonable rate (taking into consideration the services performed by the Consultant as well as the Consultant's normal and customary rates) for any time actually spent so assisting the Company or its nominee.

          5.4 The Consultant recognizes that the protection of the Proprietary Information of the Company against unauthorized disclosure and use is of critical importance to the Company, and therefore, the Consultant agrees to use his best efforts and exercise utmost diligence to protect and safeguard the Proprietary Information of the Company and its affiliates, if any, and, except as may be expressly required by the Company in connection with the Consultant's performance of his obligations to the Company under this Agreement, the Consultant shall not, either during the term of this Agreement or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any of such Proprietary Information.

          5.5 On termination of this Agreement, or at any other time on request, the Consultant shall immediately deliver to the Company all documents embodying any of the Company's Proprietary Information, including all test data.

          5.6 If during the term of this Agreement, the Consultant creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright and that relates to the Company's (or its affiliate's, if any) business, products, or services, the Company shall be deemed the author of such work if the work is prepared by the Consultant in the scope of his or her consultancy by virtue of the work being a work made for hire or, if the work was not prepared by the Consultant within the scope of his or her employment or consultancy but was specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audio-visual work, as a translation, as a supplementary work, as a compilation or as an instructional test, then the work shall be considered to be work made for hire and the Company shall be the author of the work. With regard to any other work of authorship fixed in any tangible medium of expression that is the subject matter of copyright and which relates specifically to the business, products or services of the Company or to the Consulting Subjects, the Consultant agrees to, and does hereby, assign to the Company all worldwide right, title and interest in and to such works. Both during the term of this Agreement and thereafter, the Consultant agrees to assist the Company and its nominee, at any time, in the protection of the Company's worldwide right, title and interest in and to the work and all rights of copyright therein, including, but not limited to, the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications of registration of copyright in the United States and foreign countries.

          With regard to any work of authorship described above, the Company agrees that it will consider and approve in its sole discretion such works for publication purposes on the request of the Consultant, provided that any such publications (i) shall be limited to scientific publications, (ii) shall identify clearly the relationship of the Consultant to the Company, and (iii) shall not be permitted if there would be, as a result of such publication, any risk presented to potentially patentable developments, until steps have been taken to protect such developments.

          5.7 Notwithstanding anything in this Article 5 to the contrary, the Company acknowledges that the Consultant is currently, and will be throughout the term of this Agreement, an employee of The University of Texas System Cancer Center, M. D. Anderson Hospital and Tumor Institute ("Anderson"), and that nothing herein shall interfere or conflict with any existing employment agreements or relationships between the Consultant and Anderson. The Company further acknowledges that the term "Proprietary Information," as defined in
Section 5.1 hereof and as used in this Article 5, shall not include any information, ideas, concepts, improvements, discoveries and inventions which the Consultant, individually or jointly, conceives, makes, develops or acquires, or which is disclosed or made known to the Consultant, while the Consultant is working under the Research and Development Contract between the Company and Anderson, or on any other sponsored research and development agreement applicable to Anderson, but shall only apply to such information, ideas, concepts, improvements, discoveries and inventions conceived, made, developed or required, individually or jointly, or made known or disclosed to the Consultant, while the Consultant is engaged in performing services to the Company under this Agreement.

          6. Term and  Termination.

          6.1 The initial term of this Agreement (the "Initial Term") shall be for a period of one year from the effective date of this Agreement. On expiration of the Initial Term (and on expiration of the term of any subsequent extension), the term of this Agreement shall be automatically renewed and extended for an additional one-year period, unless one of the parties shall give written notice to the other of its intention to terminate this Agreement at least 30 days prior to the expiration of the Initial Term or any subsequent one-year extension, in which case this Agreement shall terminate on the expiration of the Initial Term or subsequent one-year extension, as the case may be.

          6.2  Not used.

          6.3 Termination of this Agreement shall not affect the Company's obligation to pay for services previously performed by the Consultant and shall not effect the Consultant's continuing obligations to the Company in Sections 3.3, 4.2, and 5.1 through 5.6 above, whether such termination is made voluntarily or involuntarily, by the Company or the Consultant, with or without cause.

          7. Terms Applicable to the Issuance of Common Stock.

          7.1 Unless the offering, sale and delivery of shares of Common Stock issuable to the Consultant pursuant to this Agreement have been registered and continue to be so at the date of exercise hereof under the Securities Act of 1933, as amended (the "Act"), the Consultant agrees that the shares of Common Stock which the Consultant acquires thereby shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. The Consultant also agrees that the shares of Common Stock which he may acquire pursuant to this Agreement will not be sold or disposed of in any manner which would constitute a violation of any other applicable securities laws, whether federal or state. In addition, the Consultant agrees (A) that the certificates representing the shares of Common Stock issued under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, and (B) that the Company may give instruction to its transfer agent, if any, to stop transfer of the shares of Common Stock issued under this Agreement on the stock transfer records of the Company, if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law or any such agreements.

          7.2 The Consultant hereby represents and warrants that no provision in, or activity contemplated by this Agreement, including, without limitation, the compensation to be received by him pursuant to Section 3.2, violates or conflicts with any agreement, regulation or policy by which he is bound or to which he is subject, whether related to his employment or otherwise, except as disclosed on Exhibit A hereto and agreed to by the Company. The Consultant agrees that if any such violation or conflict exists or arises in the future, he will be solely responsible for the satisfactory resolution thereof, without recourse to the Company, including, without limitation, any required forfeitures or dispositions of compensation, stock options or shares of restricted stock (or other unrestricted shares held by the Consultant). The Consultant agrees to disclose to his employer the compensation arrangements contained in this Agreement, and to provide the Company an acknowledgment thereof by such employer or other evidence of such disclosure.

          8. Miscellaneous.

          8.1 This Agreement shall inure to the benefit of and be binding on the respective heirs, executors, successors, representatives and assigns (and, to the extent the last sentence of Section 2.1 applies, affiliates, parents and subsidiaries) of the parties, as the case may be; provided, however, the obligations of each party herein to the other herein are personal and may not be assigned without the express written consent of such other party.

          8.2 The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place of performance thereof, and the courts in Houston, Harris County, Texas shall have personal jurisdiction over the Company and the Consultant to hear all disputes arising out of this Agreement and venue shall be proper with such courts to hear such disputes. In the event either the Company or the Consultant is not able to effect service of process on the other in any litigation brought in such courts with respect to such disputes, it is agreed that the Secretary of State for the State of Texas shall be an agent of the Company and the Consultant to receive service of process.

          8.3 Notices or payments given by one party to the other hereunder shall be deemed to have been properly given or paid if deposited with the United States Postal Service, registered or certified mail, addressed to the Consultant at the address listed below his signature on the last page hereof, and to the Company at the following address, or in either case to such other address as the party receiving notice shall have designated by written notice to the other party:

                    Aronex Pharmaceuticals, Inc.
                    8707 Technology Forest Place
                    The Woodlands, Texas 77381-1191
                    Attention: Chairman

          8.4 This Agreement replaces all previous agreements and discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. Without limiting the foregoing, this Agreement supersedes and terminates, effective April 1, 1998, the Consulting Agreement dated July 1, 1996, as amended, between the Company and the Consultant. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer representative of the Company or by any written document unless it is signed by an officer of the Company.

          8.5 If any term or provision of this Agreement is deemed invalid, contrary to or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be revised to the extent permitted by law and the remaining provisions hereof shall not be invalidated.

          8.6 Both the Consultant and the Company recognize that irreparable injury or damage will result to the business of the other in the event of the breach of any covenant herein, and each such party therefore agrees that in the event of such breach by it, the other party shall be entitled, in addition to any legal or equitable remedies and damages available, to an injunction to restrain the violation of this Agreement by the breaching party and all other persons acting for or on behalf of the breaching party.

          IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals effective the date first stated above.

                                        ARONEX PHARMACEUTICALS, INC.




                                        By:
 Roman Perez-Soler, M.D.
 Address:                               Geoffrey F. Cox, Ph.D
 The University of Texas                Chairman of the Board and
 M.D. Anderson Cancer Center            Chief Executive Officer
 1515 Holcombe Blvd.
 Houston, Texas 77030